UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2012

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-11174 (Commission file number)	06-1340090 (I.R.S. employer Identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (818) 773-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 11, 2012, MRV Communications, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Deltaco Aktiebolag, a public corporation organized under the laws of Sweden as Purchaser (the “Purchaser”), for the sale of all of the shares of Alcadon — MRV AB (“Alcadon”). Alcadon, a wholly-owned subsidiary of the Company, is a Swedish supplier of a wide range of optical communication equipment and passive products (both copper and fiber) from leading global manufacturers, test instruments and tools, technical support and training serving the Scandinavian market. The purchase price for the shares will be $6.5 million plus Net Cash, and is payable in cash at closing, subject to a reserved escrow amount. “Net Cash” means Alcadon’s cash and cash equivalents minus Alcadon’s bank debt and other financial debt, required tax payments and bonus debt, calculated as of September 30, 2012. Alcadon will provide a good faith estimate of Net Cash as of the date of closing, which shall serve as the basis for the calculation of the amount payable at closing, and such amount will be subject to a post-closing ‘true-up’ procedure. The amount payable at closing is subject to an escrow of 10% of the purchase price, which escrowed amount shall be released no later than December 28, 2012, subject to any pending claims on the funds.

The transaction is conditioned upon, among other things, the Company receiving stockholder approval for the transaction, the parties executing the escrow agreement, the Company not terminating certain key employees, and no event occurring which would have a material adverse effect upon the Company’s inventory which is not otherwise covered by insurance. Stockholders of the Company will vote on the proposed transaction at the Company’s upcoming Annual Meeting of Stockholders scheduled for October 11, 2012. The closing is expected to occur by the end of October 2012. The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations, and a $250,000 expense reimbursement provision payable by the Company if the transaction is terminated because MRV stockholder approval is not obtained.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information

In connection with the proposed transaction, the Company has filed a proxy statement and other materials with the Securities and Exchange Commission (“SEC”). THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement as well as other filed documents containing information about the Company at www.sec.gov, the SEC’s free Internet site.

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company are included in the proxy statement with respect to the Company’s upcoming Annual Meeting of Stockholders. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Forward Looking Statements

This report may contain forward-looking statements regarding future financial, operating and other results of the Company and other statements about management’s future expectations, beliefs, goals, plans or prospects that are based on management’s current expectations, estimates, forecasts and projections about the Company and its consolidated businesses and the respective market segments in which the Company’s businesses operate, in addition to management’s assumptions. Statements in this report regarding the Company’s future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” could,” “forecasts,” “projects,” variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts.  These forward-looking statements are not guarantees of future performance nor guarantees that the events anticipated will occur or expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that the proposed transaction may not close, including completion of conditions precedent to the sale and potential failure of the Company’s stockholders to approve the transaction. Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations.

For further information regarding risks and uncertainties associated with the Company’s businesses, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2011, and its quarterly report on Form 10-Q for the quarter ended June 30, 2012, copies of which may be obtained by contacting the Company’s investor relations department or at the Company’s website at www.mrv.com or from the SEC’s EDGAR website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit 10.1	Stock Purchase Agreement, dated as of September 11, 2012, by and between MRV Communications, Inc., as Seller, and Deltaco Aktiebolag, as Purchaser

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 12, 2012

MRV COMMUNICATIONS, INC.

	By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
Vice President, General Counsel and Secretary